^
                                 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
                                     Investor Contact:
                                     James F. Laird - Chief Financial Officer
                                     614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS 2012 FINANCIAL RESULTS

	Columbus, Ohio - March 1, 2013 - Diamond Hill Investment Group, Inc. (the "Company") (NASDAQ:DHIL) today reported results for the year ended
December 31, 2012. The Company plans to file its 2012 Form 10-K on Friday, March 8, 2013 and we urge investors to read and consider the information in that filing. Whenever possible, we will post our report on a Friday afternoon so that investors have a maximum amount of time to digest the information contained therein.


Summary of Results of Operations
(in thousands, except per share figures)
                                        Three Months Ended                                  Year Ended
                                            December 31,                 %                  December 31,          %
                                          2012        2011            Change             2012          2011     Change
Revenues:
       Investment advisory              $   14,689  $   13,311          10%            $   57,783  $   56,016     3%
       Mutual fund administration, net       2,282       1,879          21%                 8,822       7,822    13%
       Total Revenue                        16,971      15,190          12%                66,605      63,838     4%

Operating Expenses                          10,424       8,873          17%                42,176      40,777     3%
Net Operating Income                         6,547       6,317           4%                24,429      23,061     6%

       Investment Income                       229         781                              1,654        (67)

Net Income Before Taxes                      6,776       7,098          -5%                26,083      22,994    13%
Net Income                              $    4,825  $    4,453           8%            $   16,931  $   14,353    18%

Earnings per share                      $     1.53  $     1.49           3%            $     5.44  $     4.86    12%
Operating profit margin                        39%         42%                                37%         36%
Net client cash flows                   $(298,500)  $   69,400                         $(219,200)  $    3,200

Selected Balance Sheet Data
(in thousands, except per share figures)
                                                      December 31,
                                                     2012      2011
Assets
       Cash equivalents and investment portfolio    $ 24,375  $ 23,451
       Accounts receivable                            10,439    10,296
       Deferred tax asset                              2,452     2,083
       Other assets                                    3,970     1,890
       Total assets                                 $ 41,236  $ 37,720

Liabilities                                           19,500    19,670

Total shareholders' equity                            21,736    18,050

Total liabilities and shareholders' equity          $ 41,236  $ 37,720

Book value per share<F1>                            $   6.86  $   6.03
Outstanding shares                                     3,170     2,996

<F1>
An $8 per share special dividend was paid in December 2012 and a $5 per share special dividend was paid in December 2011.


Change in Assets Under Management
(in millions)
                                                    For the Year Ended
                                                       December 31,
                                                     2012       2011
AUM at beginning of the year                         $ 8,671  $ 8,623
Net cash inflows (outflows)
       proprietary funds                                 429       56
       sub-advised funds                                (149)      21
       institutional accounts                           (499)     (74)
                                                        (219)       3
Net market appreciation and income                       977       45
Increase during the year                                 758       48
AUM at end of the year                               $ 9,429  $ 8,671


About Diamond Hill:
Diamond Hill is an independent investment management firm with significant employee ownership and $10.1 billion in assets under management as of January 31, 2013. The firm provides investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds. Diamond Hill's entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and the firm's interests are firmly aligned with its clients through significant investment in its strategies. For more information on Diamond Hill, visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Diamond Hill Investment Group, Inc. (the "Company") and its subsidiaries.

The Company defines "net operating income after tax" as the Company's net operating income less income tax provision excluding investment return and the tax impact related to the investment return. The Company believes that "net operating income after tax" provides a good representation of the Company's operating performance, as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can change significantly from one period to another, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This non-GAAP measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.

(in thousands, except per share data)
                                                   Year Ended December 31,
                                                      2012       2011
Net operating income, GAAP basis                    $ 24,429   $ 23,061
Non-GAAP adjustments:
Tax provision excluding impact of investment income    8,572      8,667
Net operating income after tax, non-GAAP basis      $ 15,857   $ 14,394

Net operating income after tax per share,
non-GAAP basis                                      $   5.10   $   4.88

The tax provision excluding impact of investment return is calculated by applying the tax rate from the actual tax provision to net operating income.

The Company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

                 ----------------------------------------
Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects for achieving the critical threshold of assets under management, technology developments, economic trends (including interest rates and market volatility), expected transactions and acquisitions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general or prolonged downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the U.S. Securities and Exchange Commission.


325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
614-255-3333 info@diamond-hill.com